Exhibit 32.1

Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Hambrecht Asia Acquisition Corp. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2008	/s/ John Wang
Name: John Wang
Title: Chief Executive Officer, President and Director (Principal Executive Officer)

May 15, 2008	By:	/s/ Robert J. Eu
Name: Robert J. Eu
Title: Chairman of the Board, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)